                                  EXHIBIT 9(c)

                                   AGREEMENT

         AGREEMENT made by and between SENTRY EQUITY SERVICES, INC., a Delaware corporation ("Equity Services"), and HARDWARE MUTUAL CASUALTY COMPANY, a Wisconsin corporation ("Hardware"), dated May 14, 1970.

         WHEREAS, Equity Services has entered into an agreement (the "Agreement") with SENTRY FUND, INC. (the "Fund"), to provide full shareholder record keeping, transfer agent, plan agent, dividend disbursing and other services to the Fund; and

         WHEREAS, Hardware has available personnel, data processing and office equipment and office space which would permit Equity Services to furnish these services to the Fund as required under the Agreement; and

         WHEREAS, Hardware desires to make such services and facilities available to Equity Services;

         NOW, THEREFORE, IT IS AGREED by the parties hereto:

 (1) Hardware will furnish personnel, data processing and office equipment and office space and other services and facilities as may be required by Equity Services from time to time in order to enable Equity Services to render the services required of it under the Agreement with the Fund.

         (2) Hardware will bill Equity Services for its costs of providing such personnel, data processing and office equipment, and office space and other facilities and services on a periodic basis to be established by Hardware, the amount of such billing to be based on Hardware's costs.

          THIS AGREEMENT may be terminated by Equity Services on ninety (90) days written notice to Hardware. This Agreement may be terminated by Hardware on one hundred eighty (180) days written notice to Equity Services.

         IN WITNESS WHEREOF the parties have hereto set their hands and seals this 14 day of May, 1970.

                                        SENTRY EQUITY SERVICES, INC.


                                        By /s/ Donald M. Colby,
                                           ------------------------------
                                                        President

ATTEST:


/s/ Hamilton P. Viets,
----------------------------
Secretary

                                        HARDWARE MUTUAL CASUALTY COMPANY


                                        By /s/ John W. Joanis,
                                           ------------------------------
                                                      President

ATTEST:


/s/ Robert P. Hamm,
----------------------------
Secretary